                                  RESELLER AGREEMENT


                                       BETWEEN


                            ALCATEL NETWORK SYSTEMS, INC.

                                         AND

                               IWL COMMUNICATIONS, INC.

Legend: Confidential Treatment Requested. A series of XXX's has been inserted in this exhibit to indicate redactions for which confidential treatment has been requested. The redacted portions of this exhibit have been separately filed with the Commission.
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                                  RESELLER AGREEMENT


TABLE OF CONTENTS:

  1.     Term
  2.     Exhibit
  3.     Product
  4.     Ordering
  5.     Prices
  6.     Delivery
  7.     Terms of Payment
  8.     Supply
  9.     Patent and Trademark Indemnity
 10.     Indemnity
 11.     Technical Specifications; Technical Documentation
 12.     Software
 13.     Testing
 14.     Warranty
 15.     Excusable Delay
 16.     Confidential Information
 17.     Non-Disclosure
 18.     Governing Law
 19.     Assignment
 20.     Termination
 21.     Default
 22.     Effect of Termination
 23.     Sales After Termination
 24.     No Liability for Termination
 25.     Failure to Enforce
 26.     No Oral Agreements
 27.     Conduct of Business
 28.     Relationship of Parties
 29.     Use of Trademarks
 30.     Permits and Licenses
 31.     Termination of Prior Agreements
 32.     Headings
 33.     Consequential and Other Damages
 34.     Notices/Contract Administration
 35.     Exclusive Arrangement

                                  RESELLER AGREEMENT

ALCATEL NETWORK SYSTEMS, INC., a corporation duly organized and existing under the laws of the State of Delaware with its principal office at 1225 North Alma Road, Richardson, TX, 75081, hereinafter called "ALCATEL" and IWL Communications, Inc. with its principal office at 12000 Aerospace Ave. Suite 200, Houston, TX, 77034 (hereinafter called "BUYER"), hereby agree to extend their Reseller Agreement dated December 31, 1995 ("Original Agreement") pursuant to the terms and provisions set forth below. This extension is made as of the 31st day of December, 1996 and shall amend and restate all the terms and provisions of the Original Agreement.

WHEREAS, ALCATEL is desirous of appointing BUYER an exclusive reseller of ALCATEL's products to the oil and gas industry, and BUYER is desirous of accepting such appointment.

WHEREAS, ALCATEL wishes to sell and BUYER wishes to purchase ALCATEL products for BUYERS internal use.

THEREFORE, ALCATEL appoints BUYER as an exclusive reseller of ALCATEL's products to the oil and gas industry and agrees to sell under the terms of this Agreement to BUYER the ALCATEL products listed on Exhibit A, for resale by BUYER to the oil and gas industry and for BUYERS internal use. BUYER accepts such appointment and agrees to purchase product from ALCATEL under the terms of this Agreement.

1.  TERM

    This Agreement will be in effect for a period of thirty six (36) months commencing on the date first set forth above unless terminated sooner by either party in accordance with the provisions of this Agreement. This Agreement may be extended beyond the initial term of the Agreement by written agreement of the parties. This Agreement, and the discounts stated herein, shall apply to all products for which orders have been placed prior to the expiration of the term of this Agreement whether or not delivered as of that date.

2.  EXHIBITS

    Exhibit A, Products and Pricing, attached hereto, is an integral part of this Agreement and is hereby made a part hereof.

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3.  PRODUCTS

    Products means the Products described in Exhibit A. Exhibit A may be modified from time to time by ALCATEL on at least sixty (60) days prior written notice to BUYER to reflect changes in specifications, configurations, and other matters and to reflect product line additions and deletions. BUYER will be promptly furnished with current copies of Exhibit A when and if modified.

4.  ORDERING

    4.1 All purchases of products by BUYER shall be made by means of purchase orders ("Orders") issued from time to time by BUYER for delivery to locations specified by BUYER.

    4.2 All Orders issued by BUYER, and acceptances by ALCATEL hereunder, shall be deemed to incorporate the terms and conditions set out in this Agreement. Any preprinted terms and conditions contained in any Order or acceptance shall be deemed deleted and of no force and effect. BUYER and ALCATEL may mutually agree, in writing, to additional special or modified terms and conditions for specific Order(s) if the scope of such Order(s) differs from the scope of this Agreement.

    4.3 A particular Order issued with reference to this Agreement may be amended from time to time by change orders in writing which shall set forth the particular changes to be made, and the effect, if any, of such changes on the price, quantity and delivery dates herein or therein provided. BUYER may not defer delivery dates more than sixty
         (60) days beyond ALCATEL's originally acknowledged delivery date. Changes requested by BUYER shall not be binding on ALCATEL unless and until acknowledged in writing by ALCATEL.

5.  PRICES

    5.1 The prices applicable to Orders issued and accepted hereunder shall be ALCATEL list prices in effect on the date of this Agreement, or as revised by ALCATEL under paragraph 5.4 below, less the applicable discounts shown in Exhibit A.
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    5.2  All ALCATEL prices are FOB the ALCATEL point of supply. All products shall be shipped freight prepaid and added to invoice. ALCATEL will not insure shipments made unless specifically requested by BUYER. BUYER shall be invoiced for the cost of any such insurance.

    5.3 All ALCATEL price lists do not include Federal Manufacturers and Retailers excise, state or local sales and/or use taxes, nor any Federal, state or local taxes of a similar nature. Any such taxes, if applicable to and payable by ALCATEL in connection with the performance of this Agreement shall be billed to and paid by BUYER as separate items on ALCATEL invoices.

    5.4 ALCATEL's prices may be revised by ALCATEL upon sixty (60) days prior written notice to BUYER. Price changes shall apply only to Orders placed after the effective date of such change.

6.  DELIVERY

    6.1 The delivery point for the domestic shipments of products supplied hereunder shall be FOB the ALCATEL point of supply.

    6.2 Except as provided in Section 12 as to Software, title and risk of loss or damage to the products contained in each shipment shall pass to BUYER upon delivery thereof to the carrier. Shipping arrangements with such carrier shall be handled by ALCATEL. ALCATEL shall pack the products for shipment in accordance with its standard commercial packing practices. In the event that in-transit damage results from ALCATEL's failure to adequately package products, ALCATEL will repair or replace the damaged products at no charge to BUYER.

    6.3 The delivery dates applicable to Orders placed hereunder will be generally in accordance with the applicable normal delivery intervals or as specified in a particular Order, but in no event shall delivery be specified greater than six (6) months after order date. If, prior to acceptance of an Order, ALCATEL advises BUYER that it cannot meet a delivery date shown in an Order, both parties will attempt to negotiate a revised delivery date. In any event, the governing delivery date will be the date shown on ALCATEL's acknowledgements.

    6.4 Unless instructed otherwise by BUYER, ALCATEL shall, for Orders placed hereunder: (1) ship Orders substantially complete, however partial shipments may be made for usable units; (2) ship to the destination designated in the Order in accordance with specific shipping instructions; (3) see that all subordinate documents bear BUYER's Order number; (4) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum; (5) mark BUYER's Order number on all packages and shipping papers; and (6) render separate invoices for each shipment or Order.

7.  TERMS OF PAYMENT

    Terms of payment are Net thirty (30) days after date of invoice.

8.  SUPPLY

    ALCATEL will make every reasonable effort to furnish a sufficient quantity of said products to meet the resale requirements of BUYER.

9.  PATENT & TRADEMARK INDEMNITY

    ALCATEL, at its own expense, will defend any suit or proceeding against BUYER insofar as it is based upon a claim of infringement of any United States patent by ALCATEL's Products purchased hereunder provided BUYER notifies ALCATEL promptly in writing of any such suit or proceeding and all prior claims which relate to same, and gives ALCATEL full and complete authority, information and assistance for defense of same and all negotiations for its settlement or compromise. If, in ALCATEL's opinion, any such Product is likely to become the subject of a claim of patent infringement, or if a final injunction shall be obtained against BUYER's use of any such ALCATEL's Product, or any of its parts, by reason of infringement of any such patent, ALCATEL will, at its option and at its expense, either procure for BUYER the right to continue using the Product, replace or modify the same so that such Product becomes non-infringing, or grant BUYER a credit for such Product less damage and depreciation for use, and accept its return, provided ALCATEL so acts with regard to all such Products to all customers generally. The depreciation shall be an equal amount per year over the lifetime of the Product as established by ALCATEL. However, ALCATEL shall have no liability to BUYER under this paragraph or otherwise for any such patent infringement, or claim thereof, which is based upon (i) the use of any Product in combination with any other Product, device or equipment not supplied by ALCATEL, (ii) the use of any Product for a purpose or application not intended by ALCATEL, it being understood that the sole intended purpose or application of the Product shall be as set forth in ALCATEL's published System Practices document, (iii) the furnishing to BUYER of any information, data, service or applications assistance, or (iv) for ALCATEL's compliance with BUYER's designs or specifications or (v) any change or modification to the Product made by BUYER. No costs or expenses shall be incurred for the account of ALCATEL without ALCATEL's written consent. The foregoing states the entire liability of ALCATEL with regard to patent infringement of ALCATEL's products. BUYER shall indemnify ALCATEL for any loss, damage, expense or liability in any suit or proceeding based upon any patent infringement claim brought against ALCATEL resulting from ALCATEL's compliance with BUYER's designs or specifications and for any trademark infringement involving any marking or branding applied by ALCATEL at the request of BUYER.

10. INDEMNITY

    ALCATEL agrees to indemnify, defend and save BUYER harmless from any liabilities, claims or demands (including the cost, expense and reasonable attorney's fees on account therefore) that may be made: (1) by any third person for injuries, including death to persons or damage to tangible property resulting from Seller's negligent or otherwise wrongful acts or omissions, or those of persons furnished by Seller hereunder; (2) by any third person for injuries, including death to persons or damage to tangible property, caused by any Product supplied by ALCATEL hereunder in a defective and unreasonable dangerous condition; or (3) under Worker's Compensation, or similar employer-employee liability acts, against BUYER by persons provided by ALCATEL. BUYER agrees to notify ALCATEL promptly of any written claims or demands against BUYER for which ALCATEL is responsible hereunder.

11. TECHNICAL SPECIFICATIONS: TECHNICAL DOCUMENTATION

    The technical specifications applicable to the Products supplied hereunder shall be ALCATEL's standard specifications as they are amended from time to time which are hereby incorporated herein by reference.

12. SOFTWARE

    If the end user of the Software is other than BUYER, BUYER, as Licensee, may sub-license the rights granted to it hereunder to the final end-user subject to the same limitation.

12.1  Definitions
      12.1.1  The Software
              All or any part of the specific collection of programs, or machine-readable instruction modules, that are covered by the terms and conditions of a software license, and delivered to Licensee, inclusive of the ALCATEL intellectual property therein, whether or not the subject of any patent or copyright, issued or pending.

      12.1.2  Licensed System
              The logical grouping of hardware, upon which the software covered by a specific license agreement is intended to be installed, which is identified specifically within that license agreement, and which may be:

              12.1.2.1 a single system controlled by a single main processor or single redundant set of identical processors, or

              12.1.2.2 a number of systems of the same type that are physically and logically connected into a network.

      12.1.3  Distribution Media
              The collection of tape(s), cartridge tape(s), diskette(s), or other storage devices, or combinations of media types, that contain the licensed Software, as packaged by, and received from, ALCATEL.

      12.1.4  Current Version of the Software
              The latest of all Major Releases, Intermediate Releases, or Maintenance Releases from ALCATEL which are applicable to the system type of the Licensed System and which are approved by ALCATEL for shipment.

      12.1.5  Major Release
              A version release of the Software designated by an increment of the integer in the release number ("N" in N.xx.xx) and defined to include substantial functionality not included in previous versions of the same type of software.

      12.1.6  Intermediate Release
              A version release of the Software designated by an increment of the first decimal division of the release number ("NN" in x.NN.xx), and defined to include refinement or enhancement of features and functionality existing in previous versions of the same type of software.

      12.1.7  Maintenance Release
              A version release of the Software designated by an increment of the second decimal division of the release number "NN" in x.xx.NN), and defined to include remedial modifications of features and functionality included in previous versions of the same type of software for a specific Customer anomaly.

      12.1.8  Generation
              The series of release versions of the Software applicable to the Licensed System beginning with a Major Release and including all subsequent Intermediate Releases and Maintenance Releases prior to, but not including, the next Major Release.

      12.1.9  Documentation
              The instruction and reference manuals pertaining to the Software and the Licensed System and the Customer Release Notes.

12.2  Title
      Title to the Software described herein shall remain with ALCATEL, or with the various suppliers to ALCATEL whose software or software components are contained in the Software and whose rights of ownership are maintained through restrictive agreements with ALCATEL. ALCATEL grants to Licensee, and Licensee accepts, a non-exclusive, restricted right to use the Software and Documentation, limited as described herein.

12.3  Limitations of License Grant
      12.3.1 The Software furnished hereunder is to be used only with the system supplied by ALCATEL and identified by type and location as the Licensed System. The Software and Documentation are to be used only by the Licensee, for its own business use, and only for the intended use of the Software and Documentation as offered and furnished by ALCATEL.

      12.3.2 This grant of Licensee's right to use the Software is now and throughout the term of the license contingent upon the payment by Licensee to ALCATEL of applicable fees.

      12.3.3 Licensed use is limited to the executable software as delivered by ALCATEL to Licensee and does not permit modification or use of any modified form of the Software, notwithstanding any claim by Licensee of any defect in the Software, nor any other agreements or covenants between ALCATEL and Licensee regarding maintenance by Licensee of other products or of unspecified products. Unless so specified Licensee may not duplicate the Software, except to make a backup copy of the software for use in the event of system failure. If the Purchase Order provides for duplication, for any other purpose then Licensee shall account for and report to ALCATEL the details of such duplication as authorized.

      12.3.4 The Software and Documentation furnished are the property of ALCATEL and are to be considered proprietary information. Licensee shall not disclose, provide or otherwise make available the Software or Documentation, or any part thereof, in any form, to any third party, before or after termination of this Agreement, except as may be permitted in writing by ALCATEL. Licensee shall immediately notify ALCATEL, in writing, of any knowledge that any unlicensed party possesses the Software or Documentation. Licensee shall safeguard said Software with the same degree of care and diligence as Licensee affords to its own similar property.

12.4  Derived Products and Derived Dependent Products
      12.4.1 Any configuration, application, or arrangement of the Software and its systems into networks, shall not be considered a derived product with any distinction in ownership from that of the Software as received by Licensee.

      12.4.2 Any distinct and separate element of software in the form of instruction macros, test cases, simulation data, or similar forms of intellectual property, which is produced by normal use of the Software and is initially dependent upon the Software for execution, shall be considered a derived product to which ALCATEL retains title and to which Licensee is granted an exclusive right to use solely in its dependent form, and in conjunction with, the Software and the Licensed System.

      12.4.3 The Software conveyed to Licensee under this Agreement is in object code format. ALCATEL expressly prohibits, and Licensee agrees to refrain from, any attempt by Licensee or Licensee's agent to disassemble, reverse compile, reverse engineer, or, in any similar way, expose the actual instruction sequences, internal logic, protocols, algorithms or other intellectual property represented within the Software, which ALCATEL considers to be its proprietary information and trade secret whether or not said intellectual property is included in any patent or copyright. Any product derived from, or resulting from, such effort by Licensee or any other party shall be deemed the property of ALCATEL, for which no right to use is granted to Licensee herein and for which ALCATEL shall bear no obligations for support.

12.5  Assignment Restriction
      12.5.1 This Agreement, and the rights and obligations of Licensee shall not be pledged, mortgaged, assigned, sub-licensed or otherwise transferred or disposed of, including by operation of law, in whole or in part, by Licensee except as expressly set out in this Agreement, or as consented to in writing by ALCATEL.

      12.5.2 A transfer in whole of Licensee's rights described herein, may be made only in conjunction with a transfer of the entire Licensed System. Licensee shall provide notice to ALCATEL of Licensee's intent to make such a transfer, and such notice shall include, at a minimum, the identity of the recipient, the new location of the Licensed System, and a detailed report of the new configuration and interconnection of the Licensed System. Any such transfer shall be subject to the agreement of the transferee to assume the obligations of Licensee and other restrictions contained in this Agreement. In the event that ALCATEL determines that the use of the Software and Licensed System after the intended transfer is not supportable by ALCATEL, or is not comparable to the originally licensed use, ALCATEL shall provide Notice to Licensee that all of its obligations to Licensee are void after said transfer and do not pass to transferee.

12.6  Software Indemnification
      12.6.1 ALCATEL certifies that it has the lawful right to license and distribute the Software as described herein, and that said software is free of any encumbrances. ALCATEL will indemnify and hold

              Licensee harmless from any loss, cost, liability and expense arising out of any breach or claimed breach of this certification.

12.7  Software Maintenance
      12.7.1 Licensee agrees to report problems to the Technical Contact for ALCATEL as shown in the Purchase Order. ALCATEL will maintain the Software, and, from time to time, make additions, modifications or adjustments to the Software at an ALCATEL facility. Delivery to Licensee of new features or major releases to the Software will require payment of the then current ALCATEL prices for such Software.

      12.7.2 Notice to Licensee of corrections or additions, modifications or adjustments to the Software shall be sent to a designated
              BUYER contact. ALCATEL will, at its own discretion, make such additions, modifications or adjustments to the version of the Software commonly known as the Current Release at the time that the additions, modifications or adjustments are made, or to an earlier version of the Software originally received by Licensee under terms of this Agreement.

12.8  Source Code Delivery
      If ALCATEL withdraws from its business related to the Software such that it cannot or does not continue to provide support to the Licensee, and without making arrangement with others for the purposes of that support, that portion of the Source Code from which the Current Version of the Software is derived and for which ALCATEL holds ownership or Source Code distribution rights will be made available to the Licensee. In that situation, ALCATEL would make available its own Source Code, ALCATEL will notify the Licensee of any limits on source code delivery of third party software included in the Software and provide to the Licensee contact information for said third party.

12.9  Authorized User Requirement
      ALCATEL expects, and Licensee agrees, that the licensed system and licensed software will be used, monitored, controlled and managed sufficient to Licensee's needs, by a qualified and authorized user. Any error or malfunction, caused by, or aggravated by, the failure to comply with this requirement shall be construed as the responsibility of the Licensee.

12.10 Distribution Media
      12.10.1 No claim of ownership of the specific Distribution Media, or its underlying magnetic media, by Licensee shall alter the requirements of ALCATEL upon Licensee for storing or handling the Distribution Media as described herein.

     12.10.2 The distribution media must be held safe, and available for inspection, at the Installation Site described in the Purchase Order, if known. If the software is described in the Purchase Order as network-downloadable or duplication of the software is permitted by ALCATEL to be performed by Licensee at various sites in a network, then the Original Installation Site will be that site at which the software was originally loaded from the Distribution Media on to the first system. The Distribution Media must then be held safe, and available for inspection, at that Original Installation Site.

12.11 Documentation
      One set of instruction and reference manuals will be provided free of charge with each Licensed System. Additional sets may be purchased by BUYER. Customer Release Notes will be included free of charge with each and every Major, Intermediate, or Maintenance Release delivered to Licensee.

12.12 Termination
      12.12.1 Except for termination as described hereunder, the grant of license and the terms and conditions of this Agreement shall continue and be renewed as long as the Licensed System upon which the Software is running remains in service by Licensee.

      12.12.2 The license granted herein shall terminate 30 days after notification of Licensee by ALCATEL as to Licensee's delinquency in making required payments.

      12.12.3 Voluntary termination of this License Agreement and termination of the use of the Software may be requested by the Licensee with 90 days Notice to ALCATEL.

      12.12.4 Termination for any other breach of the Agreement or material violation of any of its terms, by the Licensee, shall occur thirty days after written notice is sent by ALCATEL. Determination of any period of breach shall commence on the date of the violation by Licensee without regard to ALCATEL's knowledge of the breach or Notice of the breach to Licensee.

      12.12.5 Within 72 hours of termination of the License, the Licensee will ship to ALCATEL, by insured commercial carrier, all media copies of the Software, including both original Distribution Media and any copies made for backup purposes, and all Documentation provided by ALCATEL associated with the Software. Within the same period, Licensee will unload the Software, load other software over the Software, or if necessary halt the processor, on any and all systems on which the Software is running. Any subsequent evidence of Licensee's beneficial use of the Software after termination, as defined herein, shall be in contravention of the provisions hereof.

13.   TESTING

      If requested by BUYER, ALCATEL shall provide to BUYER a description of its standard factory tests related to any of the products covered by this Agreement. BUYER may request, and upon concurrence by ALCATEL, be allowed to witness the factory tests on a non-interfering basis.

14.   WARRANTY

      Subject to the limitations stated herein, Material manufactured by ALCATEL (exclusive of Software originated and supplied by ALCATEL) is warranted to be free of defects in workmanship and material at the time of delivery to the BUYER for a period of one (1) year. However, certain products have longer warranty periods as shown below:

         Period    Product
         ------    -------
         7 Years   D448 Channel bank

         5 Years   1631 SX, 1633 SX, 1630 SX, 1603 SM,
                   1612 SM, 1648 SM

         3 Years   DML-3X50, DMX-3003/N

         2 Years   MDR-XXXX, T1 SPAN LINE

         1 Year    All other products

Notice of the claimed defect or unsuitability must be given in writing within twelve (12) months after delivery of the Material or Software or within such longer warranty term as designated for the Material listed above.

    14.1 Software is warranted for a period of one (1) year as follows:

      14.1.1 ALCATEL warrants that the Distribution Media is free of defects in materials or workmanship at the time of delivery to Licensee.

      14.1.2 ALCATEL warrants that the Software will perform in accordance with the published ALCATEL specifications. This warranty coverage is provided to Licensee, in conjunction with the licensing of the Software, for a period of one year at no charge. However, an Intermediate Release carries a simple ninety (90) day warranty. If Customer notifies ALCATEL within the ninety day warranty that the Release does not comply with Customer's expectations, the Release can be returned to ALCATEL for a full refund of the purchase price of the Release. Such return will have no effect on any remaining warranty of the Major Release.

    14.2 In the event the Material is not as warranted herein at the time of delivery, ALCATEL agrees to, at its option, repair, correct or replace with new or equivalent Material at its designated Warranty Repair Center any defective Material so as to make the Material conform to this warranty or take back the Material and refund the Price therefor, less a reasonable adjustment for the BUYER's beneficial use of the Material provided:

         14.2.1 Notice of the claimed defect or unsuitability is given in writing within twelve (12) months after delivery of the Material or Software or within such longer or shorter warranty term as designated for Material listed below:

         14.2.2 The defective Material is returned to ALCATEL's designated Warranty Repair Center Transportation prepaid and risk of loss borne by BUYER, in accordance with ALCATEL's instructions which shall be promptly given; and,

         14.2.3 An inspection of the returned Material by ALCATEL at its Warranty Repair Center indicates the defect was not caused by abuse or improper use, maintenance, repair, installation or alteration by other than ALCATEL or its authorized Service Center; and

         14.2.4 The Material has not been connected directly or indirectly to any apparatus not registered to the extent required by, or which otherwise is not in compliance with, the FCC Rules and Regulations.

    14.3 Any equipment, accessory, or part repaired or replaced by ALCATEL pursuant to the terms of this warranty agreement shall continue to be warranted for the remainder of the period as set forth above, plus the length of time necessary for repair or replacement. Equipment Repair Services provided the BUYER by ALCATEL outside the scope of the above specific warranties are warranted by ALCATEL for a period of twelve
         (12) months against defects in workmanship or material under and subject to all of the applicable terms, limitations and conditions given herein.

    14.4 Any Material including Software supplied by, but not of, ALCATEL's manufacture or origination shall be subject only to the warranty of the manufacturer or supplier thereof which shall be conveyed to the BUYER.

    14.5 The warranty set forth in this section is in lieu of all other warranties whether expressed or implied, including warranties of merchantability and fitness for its intended or particular purpose. In no event shall ALCATEL have any liability for consequential damages or for loss, damage or expense directly or indirectly arising from the use of the equipment, or the inability to use them either separately or in combination with other equipment, or from any other cause except as specifically contained in the warranty agreement.

15.   EXCUSABLE DELAYS

      If the performance of any obligation under this Agreement or an Order is interfered with by reason of any circumstances beyond the reasonable control of the party affected, including, without limitation, fire, explosion, power failure, acts of God, war, revolution, civil commotion, acts of the public enemy or any law, order, regulation, ordinance or requirement of any such governmental or legal body and strikes, then the party affected shall be excused from such performance. The party so affected shall use reasonable efforts to remove such causes of non-performance; provided, however, in the context of labor unrest, that a party shall not be obligated to accede to any demands being made by employees or other personnel. In the event that such delay shall extend shipment in excess of one-hundred and eight (180) days beyond the agreed upon delivery date as defined in Section 6.3, unaffected party may at its option cancel without penalty the affected Orders as to any products not already shipped.

16.   CONFIDENTIAL INFORMATION

      16.1 Each party agrees that it shall not, and that it shall take reasonable precautions to see that it's employees do not, communicate or give in any way whatsoever to any third party any proprietary information furnished by the other, in writing, without the prior consent in writing of the other party to this Agreement, except as applies to Section 12, Software.

      16.2  All proprietary documents will be so marked.

      16.3 This obligation shall not apply to any such information (1) if prior to its receipt by the other party it has been published or is generally known to the public, (2) if after receipt by the other party it becomes generally known to the public (other than through a breach of this Agreement) or obtainable from bona fide sources, (3) is known to the party at time of receipt, (4) is developed independently, or (5) is required by law to be disclosed.

17. NON-DISCLOSURE

    Unless otherwise required by law or regulatory agency, neither party shall disclose to third parties the content of this Agreement, in whole or in part, without the prior written consent of the other party.

18. GOVERNING LAW

    The construction, interpretation, and performance of this Agreement shall be governed by the laws of the State of Texas.

19. ASSIGNMENT

    Neither party may assign or transfer this Agreement or any rights hereunder without the prior consent of the other party, except for assignment by ALCATEL to ALCATEL International Corporation and assignment of rights to receive payments.


20. TERMINATION

    The reseller relationship hereby created may be terminated only (a) by an agreement in writing duly signed by the parties hereto; or (b) by either party at will, in accordance with Section 35, Exclusive Arrangement, upon not less than ninety (90) days' notice in writing given by certified mail to the other party; or (c) by either party hereto upon one (1) day's like notice in the event the other party hereto attempts to assign this agreement or any rights thereunder without the other party's written consent except as identified in Section 19, or either party ceases to function as a going concern or to conduct its operation in the normal course of business, or a receiver is appointed or applied for by the party, or a petition under the Federal Bankruptcy Act is filed by or against either party, or either party makes an assignment for the benefit of creditors, or (d) as identified in
    Section 21, Default.

21. DEFAULT

    In the event of any material breach of this Agreement or an Order by ALCATEL or BUYER which shall continue for thirty (30) days after written notice of such breach shall have been given to the breaching party by the aggrieved party, the aggrieved party shall be entitled, subject to any limitations contained in this Agreement, to avail itself of any and all remedies available at law or equity, expressly including cumulatively without limitation the right to terminate this Agreement.

22. EFFECT OF TERMINATION

    Upon termination, BUYER agrees to cease holding itself out as an authorized exclusive reseller of ALCATEL and shall immediately upon termination remove any signs, names, insignias, logos, proprietary marks, and other promotional, advertising, sales information, technical, and other materials which identifies or appears to identify it with ALCATEL and return same to ALCATEL.

23. SALES AFTER TERMINATION

    The acceptance of any order from, or the sale of any Material to BUYER after the termination or expiration of the reseller relationship hereby created shall not be construed as a renewal or extension thereof nor as a waiver of termination, but in the absence of a new written agreement all such transactions shall be governed by provisions of ALCATEL's standard terms of sale.


24. NO LIABILITY FOR TERMINATION

    Neither party, shall by reason of the termination or non-renewal of reseller relationship of said products, be liable to the other for compensation, reimbursement or damages on account of the loss of prospective profits on anticipated sales, or on account of expenditures, investments, leases or commitments in connection with the business or goodwill of the other.

25. FAILURE TO ENFORCE

    The failure of either party to enforce at any time or for any period of time the provisions hereof shall not be construed to be waiver of such provisions or of the right of such party thereafter to enforce each and every such provision.

26. NO ORAL AGREEMENTS

    Any amendments to this Agreement must be in writing and executed by both parties.

27. CONDUCT OF BUSINESS

    So that the relationship contemplated by this Agreement shall be mutually advantageous and in recognition of the expertise and commitment necessary for the effective marketing and support of the product, BUYER agrees to continually use its best efforts to encourage and develop the full sales potential for the products, to employ competent, well-trained sales Personnel to meet the demands and needs for marketing and support of the Products, and to encourage the purchase of the Products by its customers to the best of BUYER's ability.

28. RELATIONSHIP OF PARTIES

    This Agreement does not in any way create the relationship of joint venture, partnership, or principal and agent between ALCATEL and BUYER. And neither shall have the power or ability to pledge the credit of the other nor to bind the other nor to contract in the name of or create a liability against the other in any way for any purpose.

29. USE OF TRADEMARKS

    During the term of this Agreement or any extension thereof, BUYER may use the trademark of ALCATEL or any of ALCATEL's trademarks, insignias, logos or proprietary marks in connection with BUYER's sales, advertisements, and promotions of the product. BUYER acknowledges that those trademarks and logos are valuable assets of ALCATEL and BUYER's use of such proprietary marks shall be in accordance with ALCATEL's direction and policies. ALCATEL reserves the right to review all publicity, publication and promotional literature concerning the products covered by the Agreement. BUYER specifically disclaims any right in any of the proprietary marks and shall not use the proprietary marks as part of the business name of BUYER.

30. PERMITS AND LICENSES

    It shall not be the responsibility of ALCATEL to obtain any or all necessary licenses and permits for the installation and operation of the equipment at the site at which it is to be installed.

31. TERMINATION OF PRIOR AGREEMENTS

    This Agreement terminates and supersedes all prior agreements between the parties.

32. HEADINGS

    Headings of this Agreement are inserted solely for the purpose of convenience of reference and are in no manner to be construed as a part of the Agreement.

33. CONSEQUENTIAL AND OTHER DAMAGES

    Subject to the provisions of Section 10, Indemnity, of this Agreement, neither ALCATEL nor BUYER as the case may be, shall be liable for indirect, special, incidental or consequential damages (including but not limited to loss of revenues or loss of profits) resulting from its performance or failure to perform any of its obligations under this Agreement or for any other cause.


34. NOTICES/CONTRACT ADMINISTRATION

    In matters relating to overall general administration of this Agreement, notices and other communications shall be transmitted in writing to the person and address listed below or to such other person and address as the party to receive the notice or request shall have previously indicated in writing.

    TO: ALCATEL                        TO: BUYER
    ALCATEL NETWORK SYSTEMS, INC.      IWL COMMUNICATIONS, INC.
    1225 North Alma Road               12000 Aerospace Ave. Suite 200
    Richardson, TX 75081               Houston, TX 77034
    Attn: Manager, Contracts 401-107   Attn: Contracts Administrator

35. EXCLUSIVE ARRANGEMENT

    ALCATEL hereby appoints BUYER as an exclusive representative for the sale of fiber and radio system Products to companies in the oil and gas industry. ALCATEL, in consideration of BUYER's agreements below, will refrain from making direct sales calls and proposals, or accepting orders from such companies during the term of this agreement unless BUYER violates its agreements or BUYER notifies ALCATEL that it will not submit a proposal on a specific project at which point ALCATEL may respond to that specific project.

    BUYER agrees to propose ALCATEL fiber or radio Products exclusively in the United States. In order to maintain the exclusive status, BUYER agrees to contact, make sales calls, propose and pursue purchase orders for the Products from such companies, and BUYER will propose only ALCATEL Products in so far as those Products meet the technical requirements of the end customer or ALCATEL releases BUYER from its exclusive arrangement for a specific project. The Product prices and discounts are based upon BUYER's total proposal activity. ALCATEL will, upon request from BUYER, assist in the proposal activity. The charge for the activity is displayed on EXHIBIT A.

    ALCATEL and BUYER agree that if a Party breaks this exclusive arrangement that Party shall pay the other Party XXXXXXX as compensation.

    BUYER acknowledges that ALCATEL has authorized distributors that are not part of this agreement and those distributors may or may not provide quotations and accept orders from such oil and gas industry companies.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed by a duly authorized officer as of the day and year first written above.

ALCATEL NETWORK SYSTEMS INC.           IWL COMMUNICATIONS, INC.


  BY: /s/ J. W. England, Jr.              BY: /s/ Ignatius Leonards
     ------------------------------           ----------------------------------
NAME: J. W. England, Jr.                NAME: Ignatius Leonards

TITLE:  Director, Contracts            TITLE: Chief Executive Officer

                                      EXHIBIT A

                                 PRODUCT AND PRICING



1.  For projects to be installed within the United States;

    A. Prices for products ordered by BUYER shall be based upon the ALCATEL list prices in effect on the date of receipt of purchase order less applicable discount as shown below.

    B.   RADIO                   DISCOUNT  FIBER OPTIC   DISCOUNT
         -----                   -------   -----------   --------
         MDR-3X18                  XXX     DML-3X50         XXX
                                           DMX-3003         XXX
         MDR-410XE 2,6,U6,11       XXX     DMX-3003N        XXX
         MDR-420XE 2,6,U6,11       XXX     ADM-50           XXX
         MDR-430XE 2,6,U6,11       XXX     TM-50            XXX
                                           1603/12 SM       XXX
         MDR-5X02                  XXX     1648 SM          XXX
         MDR-5X06                  XXX     1610 OA          XXX
         MDR-560X                  XXX
                                           CARRIER
                                           -------
         MDR-6X02-2, 4, 8          XXX     D448*            XXX
         MDR-6702-12, 16           XXX     1740 VC (DTV45)  XXX
         MDR-6X06-2, 4, 8, 12, 16  XXX     1745 VC          XXX
         MDR-6X10-2, 4, 8, 12, 16  XXX     17130 V          XXX
                                           17140 V          XXX
         MDR-7XXX                  XXX     RESALE-LTS       XXX

         RDI-3104e                 XXX     DIG X-CONN
                                           ----------
                                           1633 SX          XXX
         1320 NM                   XXX     1631 SX          XXX
         MCS-11                    XXX     1630 SX          XXX
         TSM-2500                  XXX
         TSM-3500                  XXX

               *NOTE: NOT UNDERWRITERS LAB. INC. (UL) APPROVED

    C. ALCATEL and BUYER agree that engineering support services between the parties shall be priced at $XXXX per day plus travel expenses. The parties shall mutually agree upon the scope and duration of the service before these services are rendered.

2. For projects to be installed outside the United States, ALCATEL shall provide equivalent discounts to BUYER within seventy two (72) hours of receipt of request from BUYER and identification of the destination country.

3. The discount shall be reduced by XXXXXXXX if ALCATEL is required to engineer or prepare proposal for BUYER.